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                                   OSCA, INC.

                        2000 INCENTIVE COMPENSATION PLAN

                         January 1 - December 31, 2000




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                                   OSCA, INC.


                        2000 INCENTIVE COMPENSATION PLAN



Purpose and Objectives
----------------------

The purpose of the Incentive Compensation Plan (Plan) is to contribute to the motivation of key management employees in accomplishing the business goals of the Company and its business units so the Company will continue to prosper and profitably serve its various constituents.

The objectives of the Plan are as follows:

 .  Clearly communicate and reinforce EVA goals.

 .  Provide a competitive incentive for achievement of EVA goals.

 .  Establish a reasonably objective basis for determining annual awards.

Plan Definitions
----------------

Certain words or phases used in this plan document are defined as follows:

 .  Company - OSCA and its subsidiaries.

 . Business Unit - Any designated organizational entity, division or business unit within the Company.

 .  Award - An annual incentive compensation award.

 .  Base Salary - Annual Salary as of 12/31 of the Plan year.

 . EVA - Economic Value Added (net operating profit after taxes) minus (cost of capital x capital employed).

 . Capital Employed - Average capital used in the business to produce revenue and profits of the business.

 . Target Award - An incentive compensation award earned by a participant based on achieving EVA target objectives and individual performance objectives during the plan year which represents payment at 100%.

 .  Plan Year - The period from January 1 - December 31 of each calendar year.

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Eligibility
-----------

Participants include key management positions that significantly influence the performance of the Company. Participants are identified and recommended by the head of each Business Unit or Corporate function, subject to the approval of the Incentive Compensation Review Committee. Prior eligibility does not guarantee continued participation where individual performance does meet appropriate performance expectations.

Administration
--------------

The Compensation and Incentive Committee (C&IC) of the Board has ultimate authority over the Plan, is responsible for approving the Plan and may alter any provision of the Plan or terminate the Plan at any time. The Compensation and Incentive Committee of the Board will directly administer the Plan with respect to all participants in the plan except for the CEO. Specific responsibilities of this Committee include:

     .  Approving Annual Incentive Compensation Plan.

     .  Approving Corporate and Business Unit performance objectives.

     .  Determining incentive compensation award percentages.

     .  Approving incentive compensation awards.

The Incentive Compensation Review Committee, consisting of the Chief Executive Officer and the Vice President, Human Resources will make recommendations to the C&IC and resolve questions regarding the interpretation of the Plan.

Target Award Levels
--------------------

The target incentive awards for each eligible position (by category) are expressed as a percentage of base salary as follows:

================================================================================
           ELIGIBLE POSITION                          TARGET INCENTIVE AWARD
--------------------------------------------------------------------------------
CEO                                                             60%
--------------------------------------------------------------------------------
Executive Vice President, Vice Presidents                     30%-40%
--------------------------------------------------------------------------------
Directors and Key Management Employees                        7.5%-25%
================================================================================

Payout Ranges
-------------

Payout ranges are based upon target incentive award and are expressed as a percentage of base salary as follows:

================================================================================
                             MINIMUM            TARGET           MAXIMUM
--------------------------------------------------------------------------------
OSCA EVA                        0%               100%           Unlimited
--------------------------------------------------------------------------------
Individual Discretionary        0%               100%              200%
================================================================================

Awards will be interpolated between minimum and maximum. The individual discretionary portion for OSCA participants cannot average more than 100%; however, individual percentages can range from 0% to 200%.

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As an incentive to increase shareholder value, EVA payouts, based upon actual results, are uncapped. Actual EVA results in excess of 200% will be converted to OSCA Restricted Stock Units (RSU's) and presented to the ICP participant with a three year cliff vesting period. For example, if employee A obtains 400% of their EVA target, the following calculation would occur to determine RSU's:

     Employee A Base Salary                  $75,000
     Employee A Target Incentive Award       20%
     Employee A OSCA Budgeted EVA            75% of 20% = 15%
     OSCA Share Price                        $25
     OSCA EVA results                        400%

     OSCA Budgeted EVA percentage for Employee A of 15% X OSCA EVA results in excess of 200% (400% - 200% = 200%) 200% X Employee A base salary $75,000 divided by OSCA Share Price $25 = 900 RSU's that will vest 3 years from date of issue. In summary, the calculation is as follows: 15% X 200% = 30% X $75,000 salary = $22,500 / 25 per share = 900 RSU's.

As you can see from this example, Employee A not only received a $22,500 cash payout (15% X 200% X $75,000) for excellent business results but also received 900 RSU's. The RSU's could increase in value depending upon the company's performance over the next three years. In addition to the cash payout and restricted stock units for business results under this example, the participant's bonus will also include an individual award based on results.

Determination of Awards
-----------------------

Awards will be determined as follows:

==========================================================================
                              OSCA                INDIVIDUAL DISCRETIONARY
                               EVA                       COMPONENT
--------------------------------------------------------------------------
All Participants               75%                          25%
==========================================================================

EVA performance will be measured by financial or strategic measures that are:

     .  Clearly defined and understandable.

     . Important measures of the degree to which strategic goals and objectives of the organization are accomplished.

     .  Under the control or influence of the executive.

Distribution of Incentive Compensation
--------------------------------------

Awards under the Plan are to be paid to a participant in cash as soon as financial performance is determined and individual performance can be assessed. Awards will typically be paid no later than March 15th following the close of a Plan year.

A participant must be actively employed by the company in a qualifying position on the date the bonus is paid to receive an incentive award, however, eligible participants hired or promoted to an eligible position during the Plan year may receive a pro-rated incentive award (based on salary earned in the Plan year

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while in the eligible position) if they are approved by the Chief Executive
Officer.

In the event that a participant's employment is terminated prior to the end of the Plan year due to death, disability, or retirement, the participant or beneficiary will be entitled to receive a pro rata share of the award that would have been earned if employment had continued to the end of the Plan year, subject to the approval of the Incentive Compensation Review Committee.

A participant may not receive an incentive award due to poor individual performance or misconduct and may no longer be eligible under the ICP.

Distribution of Restricted Stock Units
--------------------------------------

A participant must be actively employed by the company on the date the restricted stock unit award vest to receive such award. Non vested awards will lapse upon termination of employment.

In the event that a participant's employment is terminated prior to the end of the vesting period due to death, disability, or retirement, the participant or beneficiary will be entitled to receive a pro rata share of the award that would have vested if employment had continued to the end of the vesting period, subject to the approval of the Incentive Compensation Review Committee.

General Provisions
------------------

Limitations on Vested Interest

     It is understood that the awarding of incentive compensation hereunder is within the sole discretion of OSCA, and that no participant has any vested interest in an award under the Plan until such award has been approved by the Compensation and Incentive Committee.

Participants may be deleted from or added to the Plan each year at the sole discretion of the Company.

Employment Rights

     The Plan does not give any employee the right to be retained in the employ of the Company. Specifically, the Plan does not create an employment contract for the Plan year or any part thereof.

Non-Assignment

     Incentive compensation payments may not be pledged, assigned or transferred for any reason.

Withholding

     Any taxes required to be withheld by Federal, State or Local Regulations will be deducted from incentive compensation payments hereunder.

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Discontinuance, Suspension or Amendment of the Plan

     The Company, with the approval of the Compensation and Incentive Committee, may discontinue or suspend the Plan at any time, or amend the Plan in any respect. The Company may review the Plan and its administration at any time to determine whether the objectives of the Plan continue to be met. Where appropriate, the Incentive Compensation Review Committee of the Company may make changes in the Plan with the approval of the Compensation and Incentive Committee of the Board of Directors.

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